EXHIBIT 5.1

                           LOEFFLER JONAS & TUGGEY LLP
                          755 EAST MULBERRY, SUITE 200
                            SAN ANTONIO, TEXAS 78212

                                November 13, 2002

Billserv, Inc.
211 North Loop 1604, Ste. 100
San Antonio, TX  78232

Re:      Registration Statement on Form S-3
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Gentlemen:

     We have been advised that on or about November 13, 2002, Billserv, Inc., a Nevada corporation (the "Company"), expects to file under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3 (the "Registration Statement"). Such Registration Statement relates to the offering (the "Offering") of up to 3,846,154 shares of the Company's stock, $.001 par value (such class of stock being hereafter called the "Common Stock") and a Warrant to purchase 300,000 additional shares of the Company's Common Stock (the "Warrant Shares"). The Common Stock and the Warrant Shares are collectively referred to herein as the "Offered Securities." This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement and you have requested our opinion with respect to certain legal aspects of the Offering of the Offered Securities.

     In rendering our opinion, we have participated in the preparation of the Registration Statement and have examined and relied upon the original or copies, certified to our satisfaction, of such documents and instruments of the Company as we have deemed necessary and have made such other investigations as we have deemed appropriate in order to express the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. In addition, we have assumed and have not verified the accuracy of factual matters of each document we have reviewed.

     As to certain questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon the representations or certificates of officers or directors of the company.

     Based upon the following examination and subject to the comments and assumptions as noted below, we are of the opinion as follows:

     1) The sale of the Common Stock and the Warrant Shares has been duly authorized;

     2) The Common Stock has been duly authorized and are validly issued, fully paid and nonassessable; and

     3) The Warrant Shares have been duly authorized and when issued upon such exercise in accordance with the terms of the Warrant Agreement at the price therein provided, will be validly issued and fully paid and nonassessable.


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     Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligations of the Company, (i) we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it; (ii) such opinions are subject to applicable bankruptcy, insolvency, reorganization, liquidation, receivership, fraudulent conveyance or similar laws, now or hereafter in effect, relating to creditors' rights generally, and (iii) such opinions are subject to the general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity).

     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of results. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we have come within the category of persons whose consent is required by the Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Respectfully submitted,


                                        LOEFFLER, JONAS & TUGGEY, LLP

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